UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2006

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On August 3, 2006, Career Education Corporation (the “Registrant”) issued a press release to report its financial results for the second quarter ended June 30, 2006. This Current Report on Form 8-K is being filed for purposes of clarifying certain information reflected in that press release.

In its August 3, 2006 press release, the Registrant disclosed revenue for its University segment’s online platforms of $166.6 million during the second quarter of 2006 and $159.9 million during the second quarter of 2005. These revenue balances do not include book sales to University segment online platform students of $13.7 million during the second quarter of 2006 and $10.7 million during the second quarter of 2005. Revenue, including book sales, for the Registrant’s University segment’s online platforms was $180.3 million during the second quarter of 2006 and $170.6 million during the second quarter of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

	By:	/s/ Janice L. Block
Janice L. Block
Senior Vice President, Chief Legal Officer, and Corporate Secretary

Dated: August 4, 2006